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                                         CONFORMED COPY

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 7, 2003
                                                  ------------------------------

                               CAMBREX CORPORATION
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             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

        1-10638                                             22-2476135
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(Commission File Number)                       (IRS Employer Identification No.)

One Meadowlands Plaza, East Rutherford, New Jersey                      07073
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:               (201) 804-3000
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                               CAMBREX CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT

                                 AUGUST 7, 2003

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On August 7, 2003, Cambrex Corporation announced that it has entered into an agreement to sell its Rutherford Chemicals business for approximately $64 million in cash, subject to closing adjustments and transaction fees. Arsenal Capital Partners, a New York-based private equity firm, has agreed to purchase the assets and assume certain liabilities of Rutherford's U.S. operations and purchase the stock of the Rutherford subsidiary Seal Sands Chemicals Limited located in the United Kingdom. The sale is expected to close in approximately 45 to 65 days, subject to Hart Scott Rodino approval, other regulatory consents, closing on financing for the transaction, and other customary closing matters. The press release announcing the Agreement For Sale Of Rutherford Chemicals is attached to this Form 8-K as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

                  (99.1) Press release issued by Cambrex Corporation dated
                         August 7, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                        CAMBREX CORPORATION



                                        By: /s/ Luke M. Beshar
                                            -----------------------------
                                                Luke M. Beshar

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                                                Senior Vice President and
                                                Chief Financial Officer

Dated: August 7, 2003


                                  EXHIBIT INDEX

         99.1 Press Release of Cambrex Corporation dated August 7, 2003.

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